Exhibit 99.1

FOR IMMEDIATE RELEASE

Silver Spike Acquisition Corp II Announces Redemption of Class A Ordinary Shares

New York, NY – March 13, 2023 – Silver Spike Acquisition Corp II (the “Company”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Ordinary Shares”), effective as of March 27, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

As stated in the Company’s Articles, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or March 15, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Ordinary Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest income to pay liquidation expenses), divided by the number of then outstanding Class A Ordinary Shares, which redemption will completely extinguish the rights of the holders of Class A Ordinary Shares (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Ordinary Shares is expected to be approximately $10.22 (the “Redemption Amount”).

The Company anticipates that the Class A Ordinary Shares will cease trading as of the close of business on March 24, 2023. As of March 27, 2023, the Class A Ordinary Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After March 27, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Class A Ordinary Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Ordinary Shares is expected to be completed within ten business days after March 15, 2023.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Silver Spike Acquisition Corp II

Silver Spike Acquisition Corp II was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.silverspikecap.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the federal securities laws, including with respect to the pursuit by Silver Spike Acquisition Corp II (“Silver Spike II”) of a business combination transaction. These forward-looking statements are generally identified by words such as “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” or the negatives of these words or words of similar meaning. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements are based upon the current beliefs and expectations of the management of Silver Spike II and are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Silver Spike, including those set forth  in the “Risk Factors” section of Silver Spike II’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Silver Spike’s registration statement, the preliminary prospectus for Silver Spike’s offering and other documents filed by Silver Spike II from time to time with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements as a predictor of future results, performance and/or achievements as projected financial information and other information are based on estimates and assumptions, whether or not identified in this document, that are inherently subject to various significant risks, uncertainties, contingencies and other factors, many of which are difficult to predict and generally beyond the control of the parties involved in the proposed transaction. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Silver Spike II assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Silver Spike II gives no assurance that it will achieve its expectations.

Investor Contact

For more information, please contact the Company at IR@silverspikecap.com.